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                                                                   Exhibit 5.1


                                                     May 20, 1998



Intermedia Communications Inc.
3625 Queen Palm Drive
Tampa, Florida 33619

Ladies and Gentlemen:

                  We have acted as counsel for Intermedia Communications Inc. (the "Company"), a Delaware corporation, in connection with the registration pursuant to a Registration Statement on Form S-8 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended (the "Act"), of 2,000,000 additional shares of the Company's common stock, par value $.01 per share (the "Common Shares"), to be offered for sale by the Company from time to time under the Company's Long-Term Incentive Plan adopted in May 1996 (the "Plan").

                  We have examined the Company's Restated Certificate of Incorporation and By-laws, both as amended, and minute books and such other documents and records as we have deemed necessary and relevant as a basis for our opinions hereinafter set forth. For the purposes of this letter, we have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to us for review or examination as copies.

                  Based on the foregoing and having regard to such legal considerations as we have deemed relevant, it is our opinion that:

                  1. The Company is a corporation duly organized under the laws of the State of Delaware.

                  2. The Common Shares covered by the Registration Statement have been validly authorized.

                  3. When (i) the Common Shares have been duly registered under the Act, (ii) certificates for the Common Shares have been duly delivered, and (iii) the Company has received the consideration to be received by it pursuant to and upon exercise of the related awards under the Plan, the Common Shares will be validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to ownership thereof.

                  We hereby consent to the inclusion of this opinion in the Registration Statement and to the references to this firm contained therein.

                                                     Very truly yours,



                                                     KRONISH, LIEB, WEINER
                                                          & HELLMAN LLP



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